UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities.

Creation of Series F Convertible Preferred Stock

On September 2, 2016, ImageWare Systems, Inc. (the “Company”) filed the Certificate of Designations, Preferences, and Rights of the Series F Convertible Preferred Stock (“Certificate of Designations”) with the Delaware Division of Corporations, designating 2,000 shares of the Company’s preferred stock, par value $0.01 per share, as Series F Convertible Preferred Stock (“Series F Preferred”). Shares of Series F Preferred rank junior to the Company’s Series B Convertible Redeemable Preferred Stock, Series E Convertible Stock and existing indebtedness, and accrue dividends at a rate of 10% per annum, payable on a quarterly basis in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Each share of Series F Preferred has a liquidation preference of $1,000 per share (“Liquidation Preference”), and is convertible, at the option of the holder, into that number of shares of the Company’s Common Stock equal to the Liquidation Preference, divided by $1.50 (the “Conversion Shares”).

Series F Financing

On September 7, 2016, the Company and Cap 1 LLC, a family client of Summer Road LLC (the “Investor”) entered into a Securities Purchase Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 (the “Purchase Agreement”), wherein the Investor agreed to purchase 2,000 shares of Series F Preferred for $1,000 per share (the “Series F Financing”). In addition to customary representations and warranties, the Purchase Agreement requires the Company to file a registration statement with the Securities and Exchange Commission on or before October 15, 2016 to register the Conversion Shares issuable upon conversion of the Investor’s shares of Series F Preferred under the Securities Act of 1933, as amended (the “Securities Act”).

The issuance of the shares of Series F Preferred resulted in gross proceeds to the Company of $2.0 million. The Company expects to use these proceeds for general working capital purposes, including collaborating with the Investor to determine how the Company’s technologies may benefit other entities held by the Investor.

The shares of Series F Preferred were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Investor represented that it was an "accredited investor" as defined in Regulation D, and is not subject to the “Bad Actor” disqualifications described in Rule 506(d).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 3.02 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

 Disclaimer.

       The foregoing descriptions of the Certificate of Designations and the Purchase Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Certificate of Designations and the form of Purchase Agreement, attached hereto as Exhibits 3.1 and 10.1, respectively, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: September 9, 2016	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations, Preferences, and Rights of the Series F Convertible Preferred Stock, dated September 2, 2016
10.1	Form of Purchase Agreement